CERTIFICATE OF ELIMINATION OF THE
SERIES B NON-VOTING CONTINGENT CONVERTIBLE PREFERRED STOCK, SERIES C NON-VOTING CONTINGENT
CONVERTIBLE PREFERRED STOCK AND 7.25% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES F OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

The Hartford Financial Services Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 8,800,000 shares of Series B Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, and, on October 17, 2008, filed a Certificate of Designations, Preferences and Rights (the “Series B Certificate of Designations”) with respect to such Series B Preferred Stock in the office of the Secretary of State of the State of Delaware.

2. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 8,900,000 shares of Series C Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, and, on October 17, 2008, filed a Certificate of Designations, Preferences and Rights (the “Series C Certificate of Designations”) with respect to such Series C Preferred Stock in the office of the Secretary of State of the State of Delaware.

3. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 575,000 shares of 7.25% Mandatory Convertible Preferred Stock, Series F, par value $0.01 per share (the “Series F Preferred Stock,” and together with the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”), and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, and, on March 23, 2010, filed a Certificate of Designations, Preferences and Rights (the “Series F Certificate of Designations,” and together with the Series B Certificate of Designations and the Series C Certificate of Designations, the “Certificates of Designation”) with respect to such Series F Preferred Stock in the office of the Secretary of State of the State of Delaware.

4. That no shares of said Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificates of Designation.

5. That the Board of Directors of the Company has adopted the following resolutions:

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designations, Preferences and Rights (the “Series B Certificate of Designations”) filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on October 17, 2008, the Company authorized the issuance of a series of 8,800,000 shares of Series B Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”) and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof; and

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designations, Preferences and Rights (the “Series C Certificate of Designations”) filed in the office of the Secretary of State on October 17, 2008, the Company authorized the issuance of a series of 8,900,000 shares of Series C Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series C Preferred Stock”) and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof; and

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designations, Preferences and Rights (the “Series F Certificate of Designations,” and together with the Series B Certificate of Designations and the Series C Certificate of Designations, the “Certificates of Designation”) filed in the office of the Secretary of State on March 23, 2010, the Company authorized the issuance of a series of 575,000 shares of 7.25% Mandatory Convertible Preferred Stock, Series F, par value $0.01 per share, of the Company (the “Series F Preferred Stock,” and together with the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”) and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof; and

WHEREAS, as of the date hereof, no shares of such Preferred Stock are outstanding and no shares of such Preferred Stock will be issued subject to said Certificates of Designation; and

WHEREAS, it is desirable that all matters set forth in the Certificates of Designation with respect to such Preferred Stock be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that all matters set forth in the Certificates of Designation with respect to such Preferred Stock be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company; and it is further

RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate of Elimination with the office of the Secretary of State setting forth a copy of these resolutions whereupon all matters set forth in the Certificates of Designation with respect to such Preferred Stock shall be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.

6. That, accordingly, all matters set forth in the Certificates of Designation with respect to the Preferred Stock be, and hereby are, eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.

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IN WITNESS WHEREOF, The Hartford Financial Services Group, Inc. has caused this Certificate to be executed by its duly authorized officer this 20th day of September, 2013.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By: /s/ Donald C. Hunt
Name: Donald C. Hunt
Title: Vice President and Corporate Secretary